     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1997

                                                               FILE NO. 33-96090
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                 POST EFFECTIVE

                               AMENDMENT NO. 1 TO
                                   FORM SB-2
                                   FILED AS A

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------

                           ORTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                            8099                           11-3068704
   (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer Identification
        of incorporation)                    Code Number)                        Number)

             3960 BROADWAY, NEW YORK, NEW YORK 10032 (212) 740-6999
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           DR. STEVEN KATZ, PRESIDENT
                           ORTEC INTERNATIONAL, INC.
             3960 BROADWAY, NEW YORK, NEW YORK 10032 (212) 740-6999
  (Address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                   Copies to:

                            GABRIEL KASZOVITZ, ESQ.
                          FEDER, KASZOVITZ, ISAACSON,
                            WEBER, SKALA & BASS LLP
                              750 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10022-1200
                                 (212) 888-8200
                              FAX: (212) 888-7776
                      ------------------------------------

     Approximate date of proposed sale to the public: Not Applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other then securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                                               PROPOSED
                TITLE OF EACH                                  PROPOSED       AGGREGATE       AMOUNT OF
             CLASS OF SECURITIES              AMOUNT TO BE  OFFERING PRICE     OFFERING      REGISTRATION
               BEING REGISTERED                REGISTERED    PER SECURITY       PRICE            FEE
-----------------------------------------------------------------------------------------------------------
Common Stock underlying Class A
  Warrants (1)................................   1,200,000      $10.00       $12,000,000    $3,636.36 (2)
-----------------------------------------------------------------------------------------------------------
Common Stock underlying Class B
  Warrants (1)................................   1,200,000      $15.00       $18,000,000    $5,454.54 (2)
-----------------------------------------------------------------------------------------------------------
Total Registration Fee........................                               $30,000,000      $9,090.90
===========================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of the Warrants.
(2) Such registration fee has already been paid by the Company upon the filing of its Registration Statement on Form SB-2 (File No. 33-96090), declared effective by the Commission on December 15, 1995.
                      ------------------------------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
  AN AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH
DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a),
                                 MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
     MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
     NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   PRELIMINARY PROSPECTUS DATED JUNE 26, 1997

                             SUBJECT TO COMPLETION

                           ORTEC INTERNATIONAL, INC.

                                2,400,000 SHARES

               Issuable Upon the Exercise of Class A and Class B
                   Redeemable Common Stock Purchase Warrants

     Ortec International, Inc., a Delaware corporation (the "Company"), hereby offers 2,400,000 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"). Such shares will be issued by the Company upon the exercise of Class A and Class B Redeemable Common Stock Purchase Warrants (collectively, the "Warrants"). The Warrants were purchased in the Company's December 1995 initial public offering of its securities (the "IPO"), underwritten by Patterson Travis, Inc. (the "Underwriter"). Pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") entered into between the Company and the Underwriter in connection with the IPO, subject to compliance with certain conditions, the Underwriter shall receive 8% of the proceeds received by the Company upon the exercise of any Warrants. Each Class A Warrant entitles the holder to purchase one share of Common Stock at $10.00 per share until July 19, 1997, unless redeemed by the Company prior to such date. Each Class B Warrant entitles the holder to purchase one share of Common Stock at $15.00 per share until January 19, 1999, unless redeemed by the Company prior to such date. There are 1,200,000 shares underlying the Class A Warrants and 1,200,000 shares underlying the Class B Warrants.

     The Warrants are redeemable by the Company for $.01 per Warrant on 30 days' prior written notice, if the market price of the Common Stock equals or exceeds $10.00 for any ten consecutive trading days within a period of thirty trading days ending within five days prior to the date of the notice of redemption.

     Other than the proceeds received by the Company from the exercise of the Warrants, the Company will not receive any proceeds from the sale of the shares offered hereby.

     The Common Stock of the Company is traded on the NASDAQ SmallCap Market system under the symbol "ORTC." On June 24, 1997, the last reported sale price of the Common Stock was $9.00.

          SEE "RISK FACTORS" AT PAGE 5 FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==========================================================================================================
                                                              PRICE TO      UNDERWRITING    PROCEEDS TO
                                                             PUBLIC(1)     COMMISSIONS(2)    COMPANY(3)
----------------------------------------------------------------------------------------------------------
Per Share Underlying Each Class A Warrant................. $10.00         $0.80           $9.20
----------------------------------------------------------------------------------------------------------
Per Share Underlying Each Class B Warrant................. $15.00         $1.20           $13.80
----------------------------------------------------------------------------------------------------------
          Total........................................... $30,000,000    $2,400,000      $27,600,000
==========================================================================================================

(1) Represents exercise price of the Warrants

(2) Pursuant to the terms of the Underwriting Agreement, the Underwriter is to receive 8% of the exercise price of all Warrants exercised provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price; (ii) the Warrants exercised are not held in discretionary accounts; (iii) disclosure of the compensation arrangements has been made in documents provided to the holder of the Warrants; (iv) the exercise of Warrants was solicited by a member of the National Association of Securities Dealers, Inc., and such member is designated by the warrant holder in writing; and (v) the solicitation of the Warrants is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934. See "Plan of Distribution."

(3) Before deducting expenses of approximately $22,500 (including printing costs and legal and accounting fees) payable by the Company in connection with this Offering.

               The date of this Prospectus is             , 1997

                             AVAILABLE INFORMATION

     Since January 20, 1996, the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company has and will continue to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the NASDAQ SmallCap Market and reports and information concerning the Company can also be inspected through such exchange. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Such requests should be directed by mail to Mr. Ron Lipstein, Secretary, Ortec International, Inc., 3960 Broadway, New York, NY 10032, or by telephone at (212) 740-6999.

     The Company has filed with the Commission a Registration Statement on Form SB-2 and all schedules and exhibits thereto under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to such Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                               PROSPECTUS SUMMARY

     All the information in this summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. For definition of certain terms and abbreviations used in this Prospectus, see the "Glossary" on Page A-1.

                                  THE COMPANY

     ORTEC INTERNATIONAL, INC. (the "Company") has developed a proprietary technology which consists of a biologically active dressing to stimulate the repair and regeneration of human skin. The Company's product is intended to be utilized for the treatment of severe burn patients as well as for other types of wound healing and for reconstructive and cosmetic surgery. The Company believes that the successful regeneration of human skin creates the potential for wide commercial application.

     The Company is a development stage company and to date has not sold any products. Its activities have been limited to human clinical tests of its product and research and development under an exclusive license relating to the Company's biological dressing. From March 12, 1991 (inception) to March 31, 1997, the Company has spent an aggregate of $3,627,109 for research and development, of which $964,864, $573,392 and $272,693 were spent during the fiscal years ended December 31, 1996 and 1995 and during the first three months of 1997, respectively.

     In order to create a clinically useful biological dressing, the Company has duplicated the two major layers that form the human skin, the epidermis and the dermis. Dr. Mark Eisenberg, of Sydney, Australia, an officer and director of the Company and its largest shareholder, has been involved in biochemical and clinical research at the University of New South Wales in Australia for over twenty years, focusing primarily in treating the symptoms of a unique disease called Epidermolysis Bullosa ("EB"). The wounds resulting from EB are very similar to those caused by burns and require similar treatment. In 1987, through his work on EB, Dr. Eisenberg first succeeded in growing epidermal layers of human skin, which were successfully applied as an allograft on an EB patient. Dr. Eisenberg has since developed a biologically active dressing known as "Composite Cultured Skin", consisting of both the dermal and epidermal layers.

     In March 1994, the Company commenced human clinical trials on burn patients under protocols approved by the Food and Drug Administration ("FDA"), which require testing of 120 patients. As of June 24, 1997, eight patients have been treated under this program. More trials will be necessary to test the safety and efficacy of the Company's product. From 1988 to 1996, the Company's product was used in skin replacement operations on 29 patients (of which 5 operations were skin replacement for burn patients) in Sydney, Australia. None of the Australian procedures were performed in accordance with the FDA approved protocols.

     In 1996, the FDA approved the protocols of Rockefeller University Hospital in New York City for the use of the Company's Composite Cultured Skin for the treatment of non-healing skin ulcers of patients with EB. Under this FDA approved clinical trial protocol, ten to fifteen patients are required to be treated under this program. Rockefeller University is, as of the date of this Prospectus, conducting the human clinical trials on EB patients under this program.

     The executive offices of the Company are located at 3960 Broadway, New York, New York 10032. Its telephone number is (212) 740-6999.

                                  THE OFFERING

Securities Included in this Prospectus.......  2,400,000 shares of Common Stock, 1,200,000 of which are to be issued upon the exercise of
                                               the Class A Warrants and 1,200,000 of which
                                               are to be issued upon the exercise of the
                                               Class B Warrants.
Common Stock outstanding as of the date
  hereof (including the 2,400,000 shares
  included in this Prospectus) (1)...........  7,040,544 Shares
Use of Proceeds..............................  Other than the proceeds received upon the exercise of the Warrants, the Company will not
                                               receive any proceeds upon the issuance of the
                                               securities included herein. See "Use of
                                               Proceeds."
Risk Factors.................................  An investment in the shares being registered hereby involves a high degree of risk. See
                                               "Risk Factors."
NASDAQ Trading Symbol for Common Stock.......  "ORTC"

---------------

(1) Unless otherwise indicated, no effect is given in this Prospectus to (i) 307,575 shares reserved for issuance upon exercise of warrants expiring January 19, 2000 exercisable at $1.00 per share; (ii) 360,000 shares reserved for issuance upon the exercise of the options granted to the Underwriter in the IPO and the warrants included therein, exercisable at per share prices of $8.75 for 120,000 shares expiring December 15, 2000, $16.50 for 120,000 shares expiring July 19, 1997, and $24.75 for the remaining 120,000 shares expiring on January 19, 1999; (iii) 350,000 shares reserved for issuance upon the exercise of stock options included in the Company's 1996 Stock Option Plan, of which options to purchase 161,000 shares at prices of $6 and $7 have already been granted; and (iv) 241,601 shares reserved for issuance upon the exercise of other outstanding warrants at prices ranging from $6 to $12 and expiring at various times from July 1997 to 2001.

                                  RISK FACTORS

     The purchase of the shares offered hereby involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before subscribing for the shares, each prospective investor should consider carefully the general investment risks enumerated elsewhere in this Prospectus and the following risk factors, as well as the other information contained in this Prospectus.

     NEED FOR FUTURE FINANCING. The Company anticipates that its cash on hand is sufficient to meet its cash requirements through approximately February 1999. However, there can be no assurance that unexpected costs will not be incurred. At the end of that period the Company may be required to raise additional funds to complete its human clinical trials (if not completed by then) and produce and market its Composite Cultured Skin. The Company may then seek additional funds through sale of its securities to the public and through private markets, debt financing or short term loans. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to it, if at all. The failure of the Company to obtain acceptable additional financing would have a material adverse effect on the operations of the Company. The Company has no current plans, understandings or commitments to raise any additional financing. Additional financing may result in dilution for then current shareholders. See "Forward Looking Information May Prove Inaccurate."

     DEVELOPMENT STAGE COMPANY; LIMITED OPERATING HISTORY. The Company is a development stage company organized in March 1991. It has no products approved for commercial sale and has not realized any operating revenues. The Company is likely to continue to encounter difficulties which are common to development stage companies, including unanticipated costs relating to development, delays in the testing of products, regulatory approval and compliance and competition. The Company will not, in all likelihood, generate any revenues until it obtains FDA approval to sell its skin replacement product in commercial quantities for human application. There can be no assurance that such approval will be obtained, or if obtained, that sales of the Company's product can be made on a profitable basis.

     UNCERTAINTY OF CLINICAL TRIALS; NEED TO OBTAIN FDA PREMARKETING APPROVAL; GOVERNMENT REGULATION. Pursuant to the Federal Food Drug and Cosmetic Act and regulations promulgated thereunder, the FDA regulates the manufacture, distribution and promotion of medical devices in the United States. The Company's Composite Cultured Skin is subject to regulation as a medical device. Prior to commercial release of the Company's product, premarket approval ("PMA") by the FDA will be required. PMA entails proof of nontoxicity, safety and efficacy in human clinical trials. Premarket approval is a lengthy and expensive process and there can be no assurance that FDA approval will be obtained. In February 1994, the Company received FDA approval to commence human clinical trials. The human clinical trials and the PMA are lengthy and costly processes, the successful completion of which cannot be assured. Moreover, even if the Company obtains FDA approval, the Composite Cultured Skin and any manufacturing facilities used to manufacture it will continue to be subject to review, periodic inspections and specific recordkeeping, reporting, product testing, design, safety and labeling requirements. Accordingly, the Company's business, financial condition and emergence from the development stage are dependent on timely FDA approval for its product.

     UNCERTAINTY OF MARKET ACCEPTANCE; RELIANCE ON ONE PRODUCT. Acceptance of the Company's product is difficult to predict and will require substantial marketing efforts and the expenditure of significant funds. There can be no assurance that the Company's product will be successful in providing viable skin replacement on a commercial basis or that it will be accepted by the medical community. In addition, the Company's only product is its Composite Cultured Skin. The Company does not expect its product to be available for commercial sale for at least three years. The Company expects that its Composite Cultured Skin will likely be, if and when commercially available, its sole product for an indefinite period of time. Failure of the Company's product to achieve market acceptance will have a material adverse impact on the Company's financial condition.

     TECHNOLOGICAL CHANGE; HIGHLY COMPETITIVE INDUSTRY. The biomedical field is undergoing rapid and significant technological change. The Company's success will depend on its ability to establish and maintain a competitive position in this marketplace. Many companies and academic institutions have developed, or are capable of developing products based on other technologies that are or may be competitive with the

Company's product. The Company's competitors include Organogenesis, Inc., Genzyme Tissue Repair, Inc., Advanced Tissue Sciences, Inc., Life Cell Corporation and Integra Life Sciences. Many of those and other potential competitors are well established, are much larger than the Company and have substantially greater financial and other resources than the Company and have established reputations for success in the development, sale and service of their products. Such companies and academic institutions may succeed in developing products that are more effective than the Company's Composite Cultured Skin or that will receive FDA approval more quickly than the Company's product.

     ANTICIPATED DEPENDENCE ON THIRD PARTIES FOR MARKETING; LIMITED MARKETING EXPERIENCE. The Company intends to sell its product primarily through its own efforts and may use third party distributors on a limited basis. The Company has no marketing experience and has limited financial and other resources to undertake extensive independent marketing activities. There can be no assurance that the Company will be able to market its Composite Cultured Skin successfully or enter into agreements with third parties on acceptable terms for such services.

     LIMITED SUPPLIES OF MATERIALS. The Company is currently purchasing bovine collagen sponges, a key component of its product, from one supplier who produces the sponges to the Company's specifications. The Company has no written agreement with that supplier obligating the supplier to supply sponges to the Company. If the Company were required to secure another source for its bovine collagen sponges, the Company would encounter considerable additional delay and expense in continuing its human clinical trials and, consequently, in marketing its Composite Cultured Skin.

     The Company will continue to rely on a limited number of outside suppliers to supply other materials that it uses in producing and testing its Composite Cultured Skin. No assurance can be given that the Company or its suppliers will continue to have access to a sufficient supply of these materials.

     LIMITATIONS OF PATENT PROTECTION. The Company has been granted, and relies on, an exclusive license from Dr. Mark Eisenberg, a major shareholder, officer and director of the Company, who developed the Company's Composite Cultured Skin, for worldwide rights to market the technology and any products developed from it.

     Dr. Eisenberg has been granted patents for the Company's Composite Cultured Skin in the United States and in several foreign countries and is prosecuting patent claims for it in others. The United States Patent was initially granted to Dr. Eisenberg on February 1, 1994 and bears U.S. Patent 5,282,589. On December 10, 1996, after an unsuccessful challenge by a competitor of the Company, the U.S. Patent Office re-issued the Company's Composite Cultured Skin patent (No. RE-35399).

     There can be no assurance that the United States patent will not be successfully challenged in court proceedings. Nor can there be any assurance that any United States or foreign patents will provide any commercial benefits to the Company.

     Several of the Company's competitors, including Organogenesis, Inc., Advanced Tissue Sciences, Inc., Genzyme Tissue Repair Inc., Integra Life Sciences and LifeCell Corporation have been granted patents relating to their particular artificial skin technologies.

     PRODUCT LIABILITY. The Company is exposed to the risk of product liability claims in the event that its product causes injury or otherwise results in adverse effects. Although the Company has obtained product liability insurance coverage in the amount of $1,000,000, there can be no assurance that such insurance coverage will be adequate to protect the Company against future product liability claims or that product liability insurance will be available to the Company in the future on terms acceptable to the Company, if at all.

     DEPENDENCE ON KEY PERSONNEL. The Company is dependent on Dr. Steven Katz, the Company's President, for managing the affairs of the Company. The loss of Dr.Katz' services could adversely effect the Company.

     FUTURE SALE OF UNREGISTERED SECURITIES; REGISTRATION RIGHTS. 1,537,190 shares of the Company's presently outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated under the Securities Act. In general, under Rule 144 a person who owns any restricted shares of Common Stock for at least one year may sell in the public securities markets, within any three month period, such number of those restricted shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who owns shares of Common Stock that have been held for a period of at least two years is entitled to sell such shares under Rule 144 without regard to any volume limitations. Drs. Eisenberg and Katz and Messrs. Lipstein and Klapholz and members of their families have agreed with the Underwriter not to sell shares owned by them (1,493,720 shares, all except 22,000 of which are restricted shares), prior to January 19, 1998 without the Underwriter's written consent. If the Underwriter consents to release all the 1,493,720 locked up shares, they would be eligible for immediate sale (subject to the volume limitations of Rule 144). Additional shares that are issuable upon exercise of outstanding warrants and options which will be eligible for immediate sale into the public securities markets after such warrants and options are exercised as follows: 1,200,000 shares being offered hereby, for which the exercise price is $10; 1,200,000 shares being offered hereby, for which the exercise price is $15; 120,000 shares for which the exercise price is $8.25; 120,000 shares for which the exercise price is $16.50 and 120,000 shares for which the exercise price is $24.75. These are shares issuable upon exercise of the Class A and Class B Warrants being offered hereby, and options granted to the Underwriter in connection with the IPO. In addition, 710,145 shares that are issuable upon exercise of other outstanding warrants and options exercisable at prices ranging from $1.00 (for 307,544 shares) to $12.00, are eligible for sale in the public securities markets one or two years after such warrants and options are exercised.

     Up to 350,000 shares issuable upon exercise of stock options granted (161,000) and that may be granted (189,000) under the Company's 1996 Stock Option Plan may be registered under the Securities Act only after July 18, 1997, but earlier with the consent of the Underwriter.

     No prediction can be made as to the effect, if any, that sales of those shares of Common Stock, or the availability of those shares for sale, will have on the market prices of the Common Stock prevailing from time to time.

     EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. Sales of the Company's Common Stock upon exercise of options and warrants may have a depressive effect on the market price of the Common Stock, and issuance of additional shares of Common Stock upon the exercise of options and warrants may also dilute the proportionate ownership of the then current stockholders of the Company. The Company has agreed with the Underwriter that prior to July 20, 1997 the Company will not sell shares for less than $5.00 per share (except upon exercise of warrants and options outstanding prior to December 15, 1995).

     POSSIBLE VOLATILITY OF SECURITIES PRICES. The market price of the Company's Common Stock may be highly volatile, as has been the case with the securities of other development stage biotechnology companies. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments or disputes relating to patents or proprietary rights may have a significant impact on the market price of the Company's Common Stock.

     STATE BLUE SKY REGISTRATIONS. The shares offered hereby may be sold in certain states and the purchaser of such shares may then resell such shares in the public securities markets (or otherwise) in such states only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which such purchasers reside. Although the Company's Common Stock is qualified for sale or exempt from qualification in a number of states, there can be no assurance that the shares purchased in this Offering can be sold in every state. The failure of the Company to meet the state securities law requirements of a state in which a purchaser in this Offering seeks to resell the shares purchased in this Offering, will cause the resale or disposition of the Common Stock purchased in this Offering to become unlawful in that state.

     NO DIVIDENDS. The Company has not paid any dividends on its shares and does not intend to do so in the foreseeable future. It is the present intention of the Company's Board of Directors to retain all earnings, if any, for use in the Company's business operations.

     CONCENTRATION OF OWNERSHIP; DELAWARE CORPORATE LAW PROVISIONS. The Company's officers, directors, founders and affiliated persons beneficially own 1,856,350 shares of the Common Stock representing approximately 40% of the total outstanding shares before the exercise of any outstanding warrants and options. Accordingly, such persons will be able to exercise substantial control in the election of the directors of the Company, increases in the authorized capital or the dissolution, merger, or sale of the assets of the Company and otherwise influence the control of the Company's affairs. Such substantial control of the Company by these persons could serve to impede or prevent a change of control of the Company. As a result, potential purchasers may not seek to acquire control of the Company through the purchase of Common Stock which may tend to reduce the market price of the Common Stock. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control. In the event all the Class A and Class B Warrants are exercised by the holders thereof, the Company's officers, directors, founders and affiliated persons will beneficially own 1,929,250 shares of Common Stock, representing approximately 27% of the total outstanding shares of Common Stock.

                                USE OF PROCEEDS

     Other than the proceeds received by the Company from the exercise of the Warrants, the Company will not receive any proceeds from the sale of shares covered by this Prospectus.

     In the event all of the Warrants are exercised, the Company will receive gross proceeds of $30,000,000. Pursuant to the terms of the Underwriting Agreement, the Underwriter is to receive 8% of the exercise price of all Warrants exercised provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price; (ii) the Warrants exercised are not held in discretionary accounts; (iii) disclosure of the compensation arrangements has been made in documents provided to the holder of the Warrants;
(iv) the exercise of Warrants was solicited by a member of the National Association of Securities Dealers, Inc., and such member is designated by the warrant holder in writing; and (v) the solicitation of the Warrants is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934. See "Plan of Distribution." In the event all of the Warrants are exercised, the Underwriter may receive commissions not exceeding $2,400,000 in aggregate. Any net proceeds to the Company resulting from the exercise of any or all of the Warrants may be used for general working capital purposes, acquisitions, research and development and/or human clinical trials. The Company has not specifically allocated the proceeds among these uses, and actual expenditures will depend on a number of factors. The use of any proceeds from the exercise of the Warrants, of which there is no assurance, and the timing of such use, will also depend on the availability of cash from other sources. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short term certificates of deposit, money market funds or other short term, interest bearing investments. The Company does not have any current intentions with respect to material acquisitions of any businesses or products.

                              PLAN OF DISTRIBUTION

     The Underwriter will receive a commission of eight (8%) percent of the exercise price of all Warrants that are exercised provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price; (ii) the Warrants exercised are not held in discretionary accounts; (iii) disclosure of the compensation arrangements has been made in documents provided to the holder of the Warrants; (iv) the exercise of Warrants was solicited by a member of the National Association of Securities Dealers, Inc. and such member is designated by the warrant holder in writing; and (v) the solicitation of the Warrants is not in violation of Rule 10B-6 under the Securities Exchange Act of 1934. The warrant agent, Jersey Transfer and Trust Company, will notify the Underwriter of any exercise of Warrants and on a weekly basis will remit to the Underwriter its 8% commission.

     The Company has granted to the Underwriter the right to designate a member of the Company's Board of Directors until January 19, 1999 or, in the alternative, to designate a person to attend all Board of Directors' meetings and to receive all notices and communications to directors during such period, all at the expense of the Company. When the Underwriter designates a member of the Company's Board of Directors, Mr. Alain Klapholz, a current director, will resign. To date, the Underwriter has not designated a member of the Company's Board of Directors nor designated a person to attend Board of Directors' meetings. If, at any time until January 19, 1998, the number of directors is increased to more than five, any nominee in that period to fill the newly-created vacancy must receive the Underwriter's prior written approval, which approval may not be unreasonably withheld. The Company's management has no present intention to increase the number of directors above five.

     The Company and the Underwriter have agreed in the Underwriting Agreement to indemnify each other against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or controlling persons of the Company, such indemnification, in the opinion of the Commission, is against public policy and therefore unenforceable.

                FORWARD LOOKING INFORMATION MAY PROVE INACCURATE

     This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of Management, as well as assumptions made by and information currently available to the Company. When used in this document, the words "anticipate," "believe," "estimate," and "expect" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     1,537,190 shares of the Company's presently outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated under the Securities Act. In general, under Rule 144 a person who owns any restricted shares of Common Stock for at least one year may sell in the public securities markets, within any three month period, such number of those restricted shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who owns shares of Common Stock that have been held for a period of at least two years is entitled to sell such shares under Rule 144 without regard to any volume limitations. Drs. Eisenberg and Katz and Messrs. Lipstein and Klapholz and members of their families have agreed with the Underwriter not to sell shares owned by them (1,493,720 shares, all except 22,000 of which are restricted shares), prior to January 19, 1998 without the Underwriter's written consent. If the Underwriter consents to release all the 1,493,720 locked up shares, they would be eligible for immediate sale (subject to the volume limitations of Rule 144). Additional shares that are issuable upon exercise of outstanding warrants and options which will be eligible for immediate sale into the public securities markets after such warrants and options are exercised as follows: 1,200,000 shares being offered hereby, for which the exercise price is $10; 1,200,000 shares being offered hereby, for which the exercise price is $15; 120,000 shares for which the exercise price is $8.25; 120,000 shares for which the exercise price is $16.50 and 120,000 shares for which the exercise price is $24.75. These are shares issuable upon exercise of the Class A and Class B Warrants being offered hereby, and options granted to the Underwriter in connection with the IPO. In addition, 710,145 shares that are issuable upon exercise of other outstanding warrants and options exercisable at prices ranging from $1.00 (for 307,544 shares) to $12.00, are eligible for sale in the public securities markets one or two years after such warrants and options are exercised.

     Up to 350,000 shares issuable upon exercise of stock options granted (161,000) and that may be granted (189,000) under the Company's 1996 Stock Option Plan may be registered under the Securities Act only after July 18, 1997, but earlier with the consent of the Underwriter.

     No prediction can be made as to the effect, if any, that sales of those shares of Common Stock, or the availability of those shares for sale, will have on the market prices of the Common Stock prevailing from time to time.

                                 LEGAL MATTERS

     The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New York, New York. Gabriel Kaszovitz, a member of the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass, LLP, and members of his family, own an aggregate of 12,540 shares of the Company's Common Stock. Mr. Kaszovitz has been granted a warrant expiring April 1, 2000 to purchase 10,000 shares of Common Stock at $6.00 per share.

                                    EXPERTS

     The financial statements of the Company at December 31, 1996 and for each of the two years then ended and the period from March 12, 1991 (inception) through December 31, 1996, have been audited by Grant Thornton LLP, Independent Certified Public Accountants, as set forth in their report, and are incorporated herein by reference in reliance upon such report (also incorporated herein by reference), given on the authority of the firm as experts in accounting and auditing.

     The financial statements of the Company are incorporated by reference in this prospectus at December 31, 1996 and for each of the two years then ended and the period from March 12, 1991 inception through December 31, 1996 have been audited by Grant Thornton LLP, Independent Certified Public Accountants, as set forth in their report appearing elsewhere herein and are included in reliance upon such report, given on the authority of the firm as experts in accounting and auditing.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by the Company, pursuant to the Exchange Act and the Securities Act, are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

          (c) The description of the Common Stock set forth in the Company's Registration Statement on Form SB-2 (File No. 33-96090), which was declared effective by the Commission on December 15, 1995, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    GLOSSARY

     The following Glossary defines certain technical terms and abbreviations used in this Prospectus.

     ALLOGRAFT -- replacement of damaged skin with materials, synthetic or natural, other than a patient's own skin.

     AUTOGRAFT -- transplant of skin from one site of a patient's body onto a wound site that no longer has the capacity to heal spontaneously.

     COLLAGEN -- an insoluble fibrous protein that occurs in vertebrates as the chief constituent of connective tissue fibrils and in bones.

     COMPOSITE CULTURED SKIN -- The Company's product. Produced from cells derived from human infant foreskins obtained during routine infant circumcisions which are separated into dermal and epidermal cells, reproduced and the dermal cells are then grown onto a cross linked bovine collagen sponge and the epidermal cells are grown on top of that sponge to form the composite cultured skin.

     DERMIS -- The lower layer of human skin, beneath the epidermis. A thick fibroelastic layer that consists of cells that generate such fibroelastic material and provide a framework for the support of blood vessels that flow through such layer.

     EB -- EPIDERMOLYSIS BULLOSA -- A congenitally inherited disorder characterized by fragile skin that breaks down easily, leading to infections, ulcerations and contracture that cause deformities of the limbs.

     EPIDERMIS -- The upper layer of human skin. A thin multi-layered cellular sheet of cells approximately 0.5 mm in thickness that is constantly being regenerated through cell division.

     FIBROELASTIC -- Composed of collagen and elastic fibers.

     GOOD MANUFACTURING PRACTICES -- Set of documentation and procedural standards required by the FDA to insure that medical devices are produced according to their specifications.

     IDE APPLICATION -- INVESTIGATIONAL DEVICE EXEMPTION APPLICATION -- an application to the FDA for permission to use a medical device in human clinical tests.

     PATHOGEN -- Any virus, microorganism, or other substance causing disease.

     PMA APPLICATION -- Premarket approval application submitted to the FDA for the sale of a new proposed medical device that is not substantially equivalent to an already cleared device.

======================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON STOCK OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Prospectus Summary....................    3
Risk Factors..........................    5
Use of Proceeds.......................    8
Plan of Distribution..................    8
Forward Looking Information May Prove
  Inaccurate..........................    9
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities.........................    9
Shares Eligible for Future Sale.......   10
Legal Matters.........................   10
Experts...............................   10
Incorporation of Certain Information
  by Reference........................   11
Glossary..............................  A-1
Index to Financial Statements.........  F-1

======================================================

======================================================

                                     ORTEC

                              INTERNATIONAL, INC.

                                2,400,000 SHARES
                                OF COMMON STOCK

                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                                               , 1997

             ======================================================

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     It is expected that the following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered:

SEC Registration fee.............................................................  $ 9,090.90(1)
*Printing........................................................................   10,000.00
*Accountants' fees and expenses..................................................    1,000.00
*Attorneys' fees and expenses....................................................   10,000.00
*Miscellaneous...................................................................    1,500.00
                                                                                    ---------
*TOTAL...........................................................................  $31,590.90
                                                                                    =========

---------------
 *  Estimated

(1) Such registration fee has already been paid with the filing of the Company's Registration Statement on Form SB-2 (File #33-96090), declared effective by the Commission on December 15, 1995.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS

EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------
     3.1      Agreement of Merger of the Skin Group, Ltd. and the Company dated July 9, 1992(1)
     3.2      Original Certificate of Incorporation(1)
     3.3      By-Laws(1)
     4.1      Form of certificate evidencing shares of Common Stock(1)
     5.1      Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel for the
              Registrant*
    23.1      Consent of Grant Thornton LLP*
    23.2      Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (included in
              Exhibit 5.1)*

---------------
 *  Filed herewith.

(1) Filed as an Exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-96090), or Amendment 1 thereto, and incorporated herein by reference.

(b)  FINANCIAL STATEMENT SCHEDULES

     All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement including any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, indemnification agreement, insurance or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 1997.

                                          ORTEC INTERNATIONAL, INC.

                                          By:        /s/ STEVEN KATZ
                                            ------------------------------------
                                                      Dr. Steven Katz
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                   TITLE                     DATE
------------------------------------------    ---------------------------------  --------------

             /s/ STEVEN KATZ                  President and Chief Executive       June 26, 1997
------------------------------------------      Officer and Chairman (Principal
             Dr. Steven Katz                    Executive Officer)

             /s/ RON LIPSTEIN                 Chief Financial Officer,            June 26, 1997
------------------------------------------      Secretary, Treasurer and
               Ron Lipstein                     Director (Principal Financial
                                                and Accounting Officer)

          /s/ ALAIN M. KLAPHOLZ               Vice President, Operations and      June 26, 1997
------------------------------------------      Director
            Alain M. Klapholz

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                          DESCRIPTION
--------   ------------------------------------------------------------------------------------
   3.1     Agreement of Merger of the Skin Group, Ltd. and the Company dated July 9, 1992(1)
   3.2     Original Certificate of Incorporation(1)
   3.3     By-Laws(1)
   4.1     Form of certificate evidencing shares of Common Stock(1)
   5.1     Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel for the
           Registrant*
  23.1     Consent of Grant Thornton LLP*
  23.2     Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (included in Exhibit
           5.1)*

---------------
 *  Filed herewith.

(1) Filed as an Exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-96090), or Amendment 1 thereto, and incorporated herein by reference.